Exhibit 99.1

NEWS RELEASE

Media Contact:	David A. Harpole +1 713-309-4125
Investor Contact:	Douglas J. Pike +1 713-309-7141
FOR IMMEDIATE RELEASE
Lyondell Chemical Company Commences Tender Offer and Consent Solicitation for 8% Senior Secured Notes Due 2017 and 11% Senior Secured Notes Due 2018
ROTTERDAM, Netherlands, Oct. 20, 2011 — LyondellBasell Industries N.V. (NYSE: LYB) today announced that its wholly-owned subsidiary, Lyondell Chemical Company (the “Company”), is commencing a cash tender offer (the “Tender Offer”) for up to $1,470,134,000 aggregate principal amount of the Company’s outstanding 8% Senior Secured Dollar Notes due 2017 and 8% Senior Secured Euro Notes due 2017 (together, the “8% Notes”), and up to $1,318,672,000 aggregate principal amount of the Company’s outstanding 11% Senior Secured Dollar Notes due 2018 (the “11% Notes” and together with the 8% Notes, the “Notes”). In conjunction with the Tender Offer, the Company is soliciting consents (“Consents”) from registered holders (“Holders”) of Notes (the “Consent Solicitation”) to amend certain terms of the Notes and the indentures governing the Notes to release certain of the collateral securing the Notes and modify other provisions relating to restrictive covenants.
Holders may either tender their Notes pursuant to the Tender Offer or separately deliver their Consents without tendering their Notes in the Tender Offer. Holders who validly tender their Notes will be deemed to consent to the proposed amendments.
Certain information regarding the Notes and the terms of the Tender Offer and the Consent Solicitation is summarized in the table below.
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Title of Security	CUSIP and ISIN Numbers	Amount Principal Outstanding Held by non- Affiliates[1]	Tender Cap	Total Consideration[4]	Early Tender Payment[4]	Consent Payment[4]	Tender Offer Consideration[4]
8% Senior Secured Dollar Notes due 2017 (“Dollar Notes”)	50178TAA5 US50178TAA51 U5139FAA4 USU5139FAA40 552078BA4 US552078BA46	$1,822,500,000	$1,470,134,000[2]	$1,147.50	$50.00	$2.50	$1,095.00
8% Senior Secured Euro Notes due 2017 (“Euro Notes”)	XS0620287341	€303,750,000		€1,125.00	€50.00	€2.50	€1,072.50
11% Senior Secured Notes due 2018 (“11% Notes”)	552078 BB2 US552078BB29	$2,637,342,089	$1,318,672,000[3]	$1,140.00	$50.00	$2.50	$1,087.50

(1)	As of October 20, 2011. The total aggregate principal amounts of Dollar Notes, Euro Notes and 11% Notes held by all Holders as of October 20, 2011 is $1,822,500,000, €303,750,000 and $3,240,225,105, respectively.

(2)	The 8% Notes Tender Cap represents more than 66% of the aggregate principal amount of 8% Notes held by non-Affiliates. The U.S. dollar value of the aggregate principal amount of Euro Notes tendered in the Offer shall be calculated based on an exchange rate of €1.00 to U.S. $1.33325, the spot rate quoted by Reuters at 10 a.m. (New York City Time) on April 8, 2010, as specified by the 8% Notes Indenture.

(3)	The 11% Notes Tender Cap represents a majority of the aggregate principal amount of 11% Notes held by non-Affiliates.

(4)	Per $1,000 (or €1,000 in the case of the Euro Notes) principal amount of Notes that are accepted for purchase.
The Tender Offer and Consent Solicitation are subject to certain conditions, including the receipt of requisite consents. The release of collateral for the 8% Notes requires consents from Holders of at least 66% in aggregate principal amount of the outstanding 8% notes, the other amendments for the 8% Notes require consents from Holders of at least a majority in aggregate principal amount of the outstanding 8% Notes and the amendments for the 11% Notes require consents from Holders of at least a majority in aggregate principal amount of the outstanding 11% Notes (in each case, excluding Notes held by the Company or any of its affiliates). The Company may waive any of the conditions if they are not satisfied.
The terms and conditions of the Tender Offer and Consent Solicitation are described in the Company’s Offer to Purchase and Consent Solicitation dated today (the “Statement”) and related Letter of Transmittal and Consent which set forth the complete terms of the Tender Offer and the Consent Solicitation.
The Tender Offer will expire at 12:00 midnight, New York City time, on November 21, 2011 (the “Expiration Date”), and the Consent Solicitation will expire at 5:00 p.m. New York City time, on November 2, 2011 (the “Early Tender/Consent Deadline”), in either case unless extended or earlier terminated with respect to either or both series of Notes by the Company.
As described in the Statement, any holder that validly tenders Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Deadline is also deemed to have delivered Consents to the proposed amendments; Holders may also deliver Consents without tendering the related Notes pursuant to the Tender Offer. Tendered Notes may not be withdrawn, and Consents may not be revoked, after 5:00 p.m., New York City time, on November 2, 2011 (as may be extended with respect to either or both series of Notes by the Company, the “Withdrawal Deadline”) for each of the 8% Notes and 11% Notes.
Holders validly tendering, and not validly withdrawing, Notes on or before the applicable Early Tender/Consent Deadline will be eligible to receive the applicable Total Consideration, which includes an Early Tender Payment of $50 per $1,000 principal amount of the Dollar Notes and 11% Notes and €50.00 per €1,000 principal amount of the Euro Notes, payable on the applicable payment date. Holders validly tendering, and not validly withdrawing, Notes after the applicable Early Tender/Consent Deadline and on or before the applicable Expiration Date will be eligible to receive only the Tender Offer Consideration, which represents the Total Consideration less the Early Tender Payment and the Consent Payment, payable on the applicable payment date. In addition, Holders whose Notes are accepted for payment in
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the Tender Offer will receive accumulated and unpaid interest from and including the last interest payment date to, but not including, the applicable payment date for their Notes purchased pursuant to the Tender Offer.
If the purchase of all validly tendered Notes of either series would cause us to purchase a principal amount greater than the applicable Tender Cap set forth above, then the Tender Offer will be oversubscribed and the Company, if it accepts Notes of such series in the Tender Offer, will accept for purchase tendered Notes of such series on a prorated basis as described in the Statement. Even if a Holder’s tendered Notes of a series are prorated, the Holder will be deemed to have delivered Consents with respect to all Notes of such series tendered at or before the applicable early Tender / Consent Deadline and will receive the Consent Payment in respect of all such Notes returned to such Holder.
Holders validly delivering, and not validly revoking, Consents on or before the applicable Early Tender/Consent Deadline without tendering the related Notes pursuant to the Tender Offer will be eligible to receive the Consent Payment of $2.50 per $1,000 principal amount of the Dollar Notes and 11% Notes and €2.50 per €1,000 principal amount of the Euro Notes, payable on the applicable payment date. The Consent Payment will also be payable to Holders who deliver consents by tendering Notes pursuant to the Tender Offer on or before the applicable Early Tender/Consent Deadline. Holders may revoke their Consents at any time prior to the applicable Withdrawal Deadline.
If the conditions applicable to the Tender Offer and Consent Solicitation are not satisfied, and as more fully described in the Statement, the Company may waive any condition applicable to the Tender Offer or the Consent Solicitation, and may terminate, extend or amend either or both the Tender Offer and the Consent Solicitation and the applicable withdrawal deadlines there under. Capitalized terms used in this release and not defined herein have the meanings given them in the Statement.
Notes of a series may be tendered only in principal amounts equal to the authorized denominations of such Series of Notes. The Dollar Notes are authorized to be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The 11% Notes are authorized to be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Euro Notes are authorized to be issued in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof.
BofA Merrill Lynch and Credit Suisse are acting as lead dealer managers for the Tender Offer and as solicitation agents for the Consent Solicitation. Citigroup and Deutsche Bank Securities are acting as joint dealer managers for the Tender Offer and as solicitation agents for the Consent Solicitation. For additional information regarding the terms of the Tender Offer and Consent Solicitation, please contact: BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-4813 (collect) or Credit Suisse at (800) 820-1653 (toll free) or (212) 325-5912 (collect). Requests for documents may be directed to D.F. King & Co., Inc., which is acting as the depositary and information agent for the Tender Offer and Consent Solicitation, at (800) 431-9645 (toll-free).
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE OR A SOLICITATION OF CONSENT WITH RESPECT TO ANY SECURITIES. THE TENDER OFFER AND THE CONSENT SOLICITATION ARE BEING MADE SOLELY PURSUANT TO THE STATEMENT AND RELATED LETTER OF TRANSMITTAL AND CONSENT, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFER AND CONSENT SOLICITATION WHICH HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.
THE TENDER OFFER AND THE CONSENT SOLICITATION ARE NOT BEING MADE TO HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF OR ACCEPTANCE OF THE TENDER
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OFFER OR THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE COMPANY EXPRESSLY RESERVES THE RIGHT, SUBJECT TO APPLICABLE LAW, TO TERMINATE THE TENDER OFFER AND THE CONSENT SOLICITATION. THIS PRESS RELEASE DOES NOT CONSTITUTE A NOTICE OF REDEMPTION OR AN OBLIGATION TO ISSUE A NOTICE OF REDEMPTION IN RESPECT OF ANY OF THE NOTES.
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LyondellBasell (NYSE: LYB) is one of the world’s largest plastics, chemical and refining companies. The company manufactures products at 58 sites in 18 countries. LyondellBasell products and technologies are used to make items that improve the quality of life for people around the world including packaging, electronics, automotive parts, home furnishings, construction materials and biofuels. More information about LyondellBasell can be found at www.lyondellbasell.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
SOURCE: LyondellBasell Industries
LyondellBasell Industries
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